SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

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Date of Report (date of earliest event reported):   November 14, 1997

                                  SYNETIC, INC.
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             (Exact name of registrant as specified in its charter)

          Delaware                        0-17822                 22-2975182
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(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
      of incorporation)                                      Identification No.)

       669 River Drive, River Drive Center II,
               Elmwood Park, New Jersey                         07407
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       (Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code:    (201) 703-3400
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Item 5.  Other Events.

         On November 14, 1997, Synetic, Inc. ("Synetic") announced that its wholly owned subsidiary, Porex Corporation ("Porex"), filed a registration statement with the Securities and Exchange Commission relating to the initial public offering by Porex of 2,500,000 shares of its Common Stock. In addition, Porex will grant the underwriters options to purchase up to an additional 375,000 shares of Common Stock to cover over-allotments, if any. Porex expects to sell approximately 14% of Porex Common Stock in the offering at an anticipated price of between $14.50 and $16.50 per share.

         Porex is a developer, manufacturer and distributor of porous plastic products. Synetic expects that the offering will be completed in early 1998 and Porex intends to use the proceeds from the offering for general corporate purposes, which may include acquisitions. A copy of Synetic's press release announcing the offering is filed as an exhibit hereto and incorporated by reference herein.



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(c)      Exhibits.

         Exhibit
         Number                                 Description
         -------                                -----------

           99.1             Press release of Synetic, dated November 14, 1997.







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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            SYNETIC, INC.
                                            (Registrant)


Date:  November 18, 1997                     By      /s/ Anthony Vuolo
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                                                Name:    Anthony Vuolo
                                                Title:   Vice President and
                                                         Chief Financial
                                                         Officer